                            COLLABORATION AGREEMENT


     THIS COLLABORATION AGREEMENT (this "Agreement") is made and entered into effective as of the 25th day of November, 1996 (the "Effective Date") by and among Hybrid Networks, Inc., a Delaware corporation, having its principal place of business at 10161 Bubb Road, Cupertino, California 95014-4167, U.S.A. ("Hybrid"), Sharp Corporation, a Japanese corporation, having its principal place of business at 22-22 Nagaike-Chou, Abeno-ku, Osaka, Japan ("Sharp") and ITOCHU Corporation, a Japanese corporation, having its principal place of business at 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo 107-77, Japan ("Itochu"), with reference to the following facts and recitals:

                                   RECITALS:

     WHEREAS, Hybrid has developed certain cable modems (Model Numbers CCM-101/161/201/211) (the "Current Cable Modems") and wishes to develop certain new cable modems (N-series cable modems), for use in the cable television environment (the "New Cable Modems"; together with the Current Cable Modems, collectively, the "Cable Modems"), as more particularly described in Exhibit A hereto, and is looking for business partners to help pursue and further the development of the Cable Modems and the business relating thereto;

     WHEREAS, Sharp is a leading manufacturer and supplier of, among other items, Electronic Components and Systems and is willing to become a business partner with Hybrid in the field of development in furtherance of the Cable Modem technology and in pursuit of required commercial productions thereof;

     WHEREAS, Itochu is a leading sogoshosha in Japan and is willing to become a business partner with Hybrid and Sharp in the sales and marketing aspects of the Cable Modems; and

     WHEREAS, Hybrid, Sharp and Itochu (collectively, the "Parties" and each individually, a "Party") wish to form a business alliance and collaborate with one another in order to develop and pursue such New Cable Modem business;

                                  AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, adequacy and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

     1.  BUSINESS ALLIANCE FOR CABLE MODEM.

         Subject to the terms and conditions herein set forth, Hybrid hereby engages Sharp and Itochu, and Sharp and Itochu shall use their reasonable efforts, to collaborate with and help Hybrid in order to (i) further develop and improve the New

Cable Modems and (ii) develop and procure supply sources and marketing channels for the Cable Modems. This Agreement shall govern the general terms and framework pursuant to which the Parties shall achieve the aforementioned purposes.

     2.  OEM SUPPLY.

         Hybrid shall engage Sharp and Itochu, and Sharp and Itochu shall act, respectively, as an exclusive OEM supplier and as an exporter to Hybrid for the New Cable Modems developed under this Collaboration Agreement, upon terms and conditions to be reasonably agreed in writing among Hybrid, Sharp, and Itochu. The exclusivity provision of this section shall continue in force for the entire period of this Collaboration Agreement as long as the volume, delivery schedule, and price to Hybrid of the New Cable Modems manufactured by Sharp shall meet reasonable targets to be established and agreed upon periodically among the Parties.

     3.  COST REDUCTION EFFORT.

         Sharp shall study, examine, and on a reasonable efforts basis determine a method to achieve a reasonable production cost for the New Cable Modems at a level that is reasonably necessary to achieve market acceptance for the New Cable Modems while providing reasonable margins, as agreed to by the Parties, upon sale to end users, and shall submit a cost reduction proposal to Hybrid; provided that Sharp shall be provided with the disclosure pursuant to Section 4 below. Subject to Section 2 above, Sharp shall manufacture and supply the New Cable Modems in accordance with the proposal to be submitted by Sharp and Itochu to Hybrid and the terms and conditions to be agreed upon pursuant to Section 2.

     4.  DISCLOSURE.

         As soon as reasonably practicable after the execution of this Agreement, Hybrid shall provide to Sharp such adequate disclosure of all design, engineering and other technical information for the Cable Modems as Sharp may reasonably request.

     5.  JOINT DEVELOPMENT OF NEW CABLE MODEMS.

         Hybrid and Sharp shall perform a joint development of the New Cable Modems using the respective technologies of Hybrid and Sharp upon the terms and conditions to be reasonably agreed in writing between Hybrid and Sharp, so as to ensure that such New Cable Modems will be competitive in the marketplace; provided that Sharp shall be provided with the disclosure pursuant to Section 4 above.

     6.  LICENSED PRODUCTION.

         The New Cable Modems and the technology incorporated therein (other than Sharp technology or a third party's technology whether used by Sharp with or without license) shall be the property of Hybrid, Hybrid shall have a license to use any Sharp technology incorporated in the New Cable Modems and any derivatives thereof under separately agreed-upon terms and conditions. Hybrid agrees to grant a license under royalty to Sharp to manufacture the New Cable Modems bearing Sharp's own brand, and to market and supply such New Cable Modems to any person or entity other than Hybrid, subject to the terms and conditions to be reasonably agreed upon in writing between Hybrid and Sharp and subject to the Parties' once entering into agreements concerning OEM supply, joint development, and the other matters referred to herein, including, without limitation, license fees and the scope and duration of such licenses. Royalties will not be due to Hybrid for any New Cable Modems that Sharp manufactures and supplies to Hybrid, either directly from Sharp or indirectly through Itochu, either on a OEM or on a licensed production basis, for Hybrid to sell through its own channels.

     7.  COOPERATION WITH HYBRID'S MARKETING EFFORT.

         Subject to terms and conditions to be reasonably agreed upon in writing by the respective Parties, Itochu shall cooperate with Hybrid and Sharp, each, to market and supply the Cable Modems to such customers or channels and on such terms as the Parties may agree upon.

     8.  TECHNICAL SUPPORT.

         As soon as reasonably practicable after Sharp is provided with the disclosure pursuant to Section 4 above, Sharp shall send three technical staff members at the first stage to Hybrid for the purpose of assisting Hybrid in terms of a cost reduction and mass production design of the Cable Modems so that Sharp can make an early start of mass production, and also for the purpose of learning about the PoP that will be required for the mass production, test, and evaluation of the Cable Modems.

     9.  TERM.

         The term of this Agreement shall commence on the Effective Date and shall continue in full force until December 31, 1999.

     10. FUTURE ASSURANCE.

         The Parties shall cooperate with one another in good faith in order to achieve the purposes and intent of this Agreement.

     11. CONFIDENTIALITY.

         No Party shall disclose to any third party or use for its own benefit or for the benefit of any third party any information disclosed by the other Party or Parties and explicitly designated confidential at the time of disclosure during the term of this Agreement and for three years thereafter.

     12. OWNERSHIP OF INTELLECTUAL PROPERTY.

         All intellectual property and other proprietary rights developed or invented by a Party in connection with this Agreement shall belong to the inventory Party; provided, that such property or right developed or invented by the joint effort of both Hybrid and Sharp shall belong jointly to Hybrid and Sharp as co-owners and be separately and independently sub licensable.

     13. GENERAL PROVISIONS.

         (a) This Agreement sets forth the entire agreement among the Parties with respect to the subject matter hereof. No amendment to this Agreement shall be effective unless in writing and signed by duly authorized representatives of the Parties.

         (b) No assignment of rights or delegation of duties under this Agreement shall be effective unless consented to by the Parties in writing in advance.

         (c) The relationship between and among the Parties under this Agreement is and remains always that of independent contractors. Nothing herein contained shall be construed as creating any relationship of agency, partnership, common enterprise, or fiduciary duty by or among the Parties. No Party shall have any right, power or authority to incur any liability on behalf of or in the name of the other Party or Parties.

         (d) No Party shall be responsible to the other Party or Parties for any indirect, special, consequential, incidental or punitive damages of any nature or kind whatsoever including without limitation loss of profit, revenue, and business opportunity arising directly or indirectly out of or connected in any way with this Agreement or any business contemplated herein, regardless of forms of action, whether by contract, tort, equity or otherwise, even if it was or should have been aware or advised of the possibility thereof. No action may be brought against any Party beyond two
(2) years after the cause of action has arisen or should reasonably have been discovered to have arisen.

         (e) This Agreement shall be governed by the laws of California, U.S.A. Any dispute arising directly or indirectly out of or connected in any way with this Agreement which shall not be settled among the parties within 30 days after such dispute has been notified by any party shall be submitted to binding arbitration in San Francisco, California in accordance with the Rules then in effect of the Arbitration and Condition of International Chamber of Commerce, whose award or decision shall be final, non-appealable and binding on the parties and their respective successors and permitted assigns.

         (f) All headings of this Agreement and each Section thereof are for the purpose of convenience only.

         (g) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the Parties shall cause this Agreement to be executed by their duly authorized officers as of the Effective Date.


                                       Hybrid Networks, Inc.


                                       By:    /s/ Carl Ledbetter
                                            -----------------------------------


                                       Its:   CEO
                                            -----------------------------------


                                       Sharp Corporation


                                              /s/ Katsuhiro Masui


                                       By:    Katsuhiro Masui
                                            -----------------------------------


                                       Its:   Division General Manager
                                            -----------------------------------
                                              Electronic Components Division


                                       ITOCHU Corporation


                                       By:    /s/ Yoshio Takeda
                                            -----------------------------------


                                       Its:   Yoshio Takeda
                                            -----------------------------------
                                              General Manager
                                              Telecommunication Systems Dept.

                                   EXHIBIT A

  MODEL NUMBER                        DESCRIPTION
CCM-161 4VSB, phone return, 1000 system software compatible/2000 upgradable

All the following are 2000 system software compatible

CCM-101           4VSB, phone return
CCM-101-S         4VSB, phone return, secure

CCM-201           64QAM, phone return
CCM-201-S         64QAM, phone return, secure
CCM-202           64QAM, phone return internal modem
CCM-202-S         64QAM, phone return internal modem, secure

CCM-211           64QAM, 4VSB cable return
CCM-211-S         64QAM, 4VSB cable return, secure

N-101             4VSB, phone return
N-101-S           4VSB, phone return, secure

N-201             64QAM, phone return
N-201-S           64QAM, phone return, secure
N-202             64QAM, phone return internal modem
N-202-S           64QAM, phone return internal modem, secure


Note all modems listed as cable return, such as CCM-211/211S and N-211/211s, also support an external phone modem connection